EXHIBIT B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, par value $0.0001 per share, of As Seen on TV, Inc. which may be beneficially owned by each of them, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.  Notwithstanding the foregoing, either of Robert J. DeCecco or Shadron L. Stastney is hereby authorized to act as a representative of the signatories hereof for purposes of effecting any Schedule 13D filing or amendment thereof, or any other SEC ownership filing which may relate hereto.

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D by reason of entering into this Joint Filing Agreement. Further, the undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 11th day of April, 2014.

INFUSION BRANDS INTERNATIONAL, INC.

By:	/s/ Robert DeCecco
Name:	Robert DeCecco
Title:	Chief Executive Officer

ROBERT J. DECECCO

By:	/s/ Robert DeCecco
Name:	Robert DeCecco

SHADRON L. STASTNEY

By:	/s/ Shadron L. Stastney
Name:	Shadron :L. Stastney